UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material under §240.14a-12

AG TWIN BROOK BDC, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AG TWIN BROOK BDC, INC.
245 Park Avenue, 26th Floor
New York, NY  10167

April 29, 2020

Dear Stockholder:
        You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of AG Twin Brook BDC, Inc. (the "Company," "we," "us," or "our") to be held on Tuesday, May 12, 2020, at 11:00 a.m. Central Time. You will be able to participate in the Annual Meeting, vote and submit your questions via webcast by visiting https://attendee.gotowebinar.com/register/14097245107375372. Prior to the Annual Meeting, you be able to vote your shares by following the instructions on your proxy card.
        At the Annual Meeting, you will be asked to (1) elect one Class I Director of the Company who will serve for a three-year term expiring at the 2023 annual meeting of stockholders or until his successor is duly elected and qualified; and (2) ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
        The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement include information relating to the election of the Class I Director nominee and the ratification of the selection of the Company’s independent registered public accounting firm.
        Your vote is extremely important to us. You may vote your shares by completing and returning the proxy card or, alternatively, calling a toll-free telephone number or using the Internet as described on the proxy card.  If you will not attend the Annual Meeting, we urge you to please complete, sign, date and promptly return the enclosed proxy card to us to assure that your shares are represented at the Annual Meeting.
        On behalf of management and the Board of Directors, we thank you for your continued support of the Company.
Sincerely,

Trevor Clark
Chief Executive Officer

AG TWIN BROOK BDC, INC.
245 Park Avenue, 26th Floor
New York, NY  10167

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2020

        NOTICE IS HEREBY GIVEN to holders of shares of common stock of AG Twin Brook BDC, Inc., a Delaware corporation (the "Company," "we," "us," or "our"), that the 2020 Annual Meeting of Stockholders (the "Annual Meeting") will be held on Tuesday, May 12, 2020 at 11:00 a.m. Central Time. We are very pleased that our Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via webcast. It is important to note that stockholders will have the same rights and opportunities by participating in a virtual meeting as they would if attending an in-person meeting. You can participate in the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting https://attendee.gotowebinar.com/register/14097245107375372. The Annual Meeting will be held for the following purposes:

1.
To elect one Class I Director of the Company who will serve for a three-year term expiring at the Company’s 2023 annual meeting of stockholders or until his successor is duly elected and qualified; and

2.	To ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

We will transact no other business at the Annual Meeting, except for business properly brought before the Annual Meeting and any adjournment thereof.

        THE BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS A VOTE “FOR” (1) THE ELECTION OF THE CLASS I DIRECTOR NOMINEE; AND (2) THE SELECTION OF PWC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE PERIOD NOTED IN THE PROXY STATEMENT.

        The close of business on March 16, 2020 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof.

        Your vote is extremely important to us. Whether or not you plan to attend the Annual Meeting, we urge you to please complete, sign, date and promptly return the enclosed proxy card to us to assure that your shares are represented at the Annual Meeting. You may also vote easily and quickly by Internet or by telephone.

By Order of the Board of Directors,

Raul E. Moreno
General Counsel and Secretary

April 29, 2020

The proxy statement, a form of proxy card and the Company’s 2020 annual report to the stockholders (the “Annual Report”), which consists of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Form 10-K”), are available online at www.proxyvote.com.

The Board of Directors is requesting your vote. Your vote is important regardless of the number of shares that you own. Whether or not you expect to attend the Annual Meeting, we encourage you to promptly authorize a proxy vote over the Internet, or complete and sign the enclosed proxy card and return it promptly. You may revoke your proxy at any time before it is exercised. Signing and returning the enclosed proxy card is important to ensure a quorum at the Annual Meeting.

AG TWIN BROOK BDC, INC.
245 Park Avenue, 26th Floor
New York, NY  10167

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 12, 2020

        This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board" and each member thereof, a "Director" and collectively, the "Directors") of AG Twin Brook BDC, Inc., a Delaware corporation (the "Company," "we," "us," or "our"), for use at the Company's 2020 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 12, 2020, at 11:00 a.m. Central Time, or at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders dated April 29, 2020 (the "Notice"). The Company is a closed-end management investment company that has elected to be treated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act"). AG Twin Brook Manager, LLC, a Delaware limited liability company (the "Advisor"), serves as the investment adviser of the Company.  Angelo, Gordon & Co., L.P., a Delaware limited partnership (“Angelo Gordon” or the “Administrator”) serves as the administrator to the Company. The principal executive offices of each of the Company, the Advisor, and the Administrator are located at 245 Park Avenue, 26th Floor, New York, NY  10167.
        You can virtually attend the Annual Meeting online, vote your shares electronically and submit questions during the Annual Meeting by visiting https://attendee.gotowebinar.com/register/14097245107375372, and at any postponements or adjournments thereof. It is important to note that shareholders have the same rights and opportunities by participating in a virtual meeting, as they would if attending an in-person meeting. We encourage you to access the Annual Meeting prior to the start time. The webcast will begin promptly at 11:00 a.m. Central Time. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear audio prior to the start of the Annual Meeting.
        This Proxy Statement and the accompanying Notice and form of proxy are being provided to stockholders on or about April 29, 2020. The Board has fixed the close of business on March 16, 2020 as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, 2,970,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), were issued and outstanding, and the Company had not issued any shares of preferred stock. Stockholders of the Company are entitled to cast one vote for each share held.

        If the form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares covered thereby will be voted at the Annual Meeting in accordance with the instructions marked thereon. All properly executed proxies received by the Board that do not specify how shares should be voted will be voted "FOR" the election of the Class I Director nominee listed below ("Proposal 1"); and “FOR” the ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020 (“Proposal 2”), and in the discretion of the persons named as proxies in connection with any other matter which may properly come before the Annual Meeting or at any adjournment or postponement thereof.

        The Board does not know of any matter to be considered at the Annual Meeting other than the election of the Class I Director nominee and the ratification of the selection of the Company’s independent registered public accounting firm. A stockholder may revoke his or her proxy any time before it is exercised by (i) voting at the Annual Meeting, (ii) giving written notice of such revocation to the Secretary of the Company, or (iii) returning a properly executed, later-dated proxy.

        It is expected that the solicitation of proxies will be primarily by mail. The Company's officers and personnel of the Administrator may also solicit proxies by telephone, Internet or in person. If the Company records votes through the Internet or by telephone, it will use procedures designed to authenticate stockholders' identities to allow stockholders to authorize the voting of their shares in accordance with their instructions and to confirm that their identities have been properly recorded.

        The Company will pay the costs and expenses associated with this Proxy Statement and solicitation, in a manner agreed upon by the Board. The Company has engaged Broadridge Investor Communication Solutions, Inc. ("Broadridge") to assist in the distribution of the proxy materials and tabulation of proxies. The costs of proxy solicitation and expenses incurred in connection with the printing and mailing of this Proxy Statement and its enclosures are estimated to be approximately $7,000, which will be paid by the Company.
VOTING INFORMATION
Record Date and Who May Vote
        The Board selected March 16, 2020 as the Record Date. This means that if you were a registered stockholder with our transfer agent and registrar, American Stock Transfer & Trust Company, LLC (“AST”), as of the close of business on the Record Date, you may vote your shares on the matters to be considered by our stockholders at the Annual Meeting. If your shares were held in "street name" on that date, the broker or other nominee that was the record holder of your shares has the authority to vote them at the Annual Meeting in accordance with your instructions. They have forwarded to you this Proxy Statement seeking your instructions on how you want your shares voted.
How to Vote
        For shares held of record, you can vote your shares electronically via the webcast at the Annual Meeting or vote now by giving us your proxy. You may give us your proxy by completing the enclosed proxy card and returning it in the enclosed envelope, or by calling a toll-free telephone number or using the Internet as further described on the enclosed proxy card. Telephone and Internet voting procedures have been designed to verify your identity through a personal identification or control number and to confirm that your voting instructions have been properly recorded. If you vote using either of these electronic means, you will save us return mail expense.
        By giving us your proxy, you will be directing us on how to vote your shares at the Annual Meeting. Even if you plan on attending the Annual Meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the Annual Meeting. If you do attend the Annual Meeting, you can change your vote then, if you desire to do so.
        You may receive more than one proxy statement and proxy card if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card only covers those shares of Common Stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.
How to Revoke or Change Your Vote
        For shares held of record, you may revoke a proxy or change your vote at any time before it is exercised by written notice to our Secretary, returning a properly executed, later-dated proxy or by voting electronically via webcast at the Annual Meeting. Unless you attend the Annual Meeting and vote your shares electronically via webcast, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the meeting will be able to verify your latest vote. Please note that you cannot use the listen-only conference call to revoke your proxy or to vote.

Quorum Required

        A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, online or by proxy, of the holders of at least one-third of the shares of Common Stock issued and outstanding and entitled to vote shall constitute a quorum for the Annual Meeting. There were 2,970,000 shares of Common Stock outstanding on the Record Date, of which at least 990,000 must be present electronically via the webcast or represented by proxy at the Annual Meeting in order for a quorum to be present. Each share of Common Stock is entitled to one vote. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote the shares on certain proposals (which are considered "Broker Non-Votes" with respect to such proposals) will be treated as shares present for quorum purposes. However, abstentions and Broker Non-Votes are not counted as votes cast. Cumulative voting is not permitted.

        If you attend the Annual Meeting or vote your shares using the enclosed proxy card or voting instruction form (including any telephone or Internet voting procedures provided), your shares will be counted toward a quorum, even if you abstain from voting on a particular matter.
        If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned in accordance with the Company's bylaws (the "Bylaws"). In order to achieve the requisite quorum for a meeting that has been adjourned, additional solicitations may be sought pursuant to the terms of the Bylaws.

Broker Non-Votes

        If you are the beneficial owner of shares held through a broker or other nominee and do not vote your shares or provide voting instructions, your broker may vote for you on routine proposals but not on non-routine proposals. Only Proposal 2 – To ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020 –would be evaluated as "routine". If you do not vote on the non-routine proposals or provide voting instructions, your broker will not be allowed to vote your shares—this will result in a broker non-vote.

Vote Required and How Votes are Counted

        Election of Director.  The Director shall be elected by an affirmative vote of the holders of a majority of the votes cast by stockholders present electronically via the webcast or by proxy at the Annual Meeting. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Shares of Common Stock represented by broker non-votes are not considered votes cast and thus have no effect on this proposal.

        Ratification of Independent Registered Public Accounting Firm.  The affirmative vote of the holders of a majority of the votes cast by stockholders present electronically via the webcast or by proxy is required to ratify the appointment of PwC to serve as the Company’s independent registered public accounting firm. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for the ratification of the selection of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker will be permitted to vote your shares for this proposal.

        Additional Solicitation.  If there are not enough votes to approve any proposals at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless the proxies are marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

        Also, a stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).

        To vote by mail, please complete, sign, date and promptly return the enclosed proxy card to us to assure that your shares are represented at the Annual Meeting. To vote by Internet or telephone, please use the control number on your proxy card and follow the instructions as described on your proxy card.

        If you have any questions regarding the proxy materials, please contact the Secretary of the Company as set forth herein. If the enclosed proxy card is properly executed and received prior to the Annual Meeting and has not been revoked, the shares represented thereby will be voted in accordance with the instructions marked on the returned proxy card or, if no instructions are marked, the proxy card will be voted "FOR" the proposals described in this Proxy Statement and in the discretion of the persons named as proxies in connection with any other matter that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

        If (i) you are a member of a household in which multiple stockholders of the Company share the same address, (ii) your shares are held in "street name" and (iii) your broker or bank has received consent (or deemed consent) to household material, then your broker or bank may send to your household only one copy of this Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2019 (the "2019 Annual Report"), unless your broker or bank has received contrary instructions from a stockholder in your household. If you are part of a household that has received only one copy of this Proxy Statement and the 2019 Annual Report, the Company will deliver promptly to you, upon written or oral request, a separate copy of this Proxy Statement and the 2019 Annual Report at a shared address to which a single copy of the documents was delivered. To receive a separate copy of this Proxy Statement or the 2019 Annual Report, please contact the at the Company's principal executive offices at AG Twin Brook BDC, Inc., 245 Park Avenue, 26th Floor, New York, NY 10167. If your shares are held with certain banks, trust companies, brokers, dealers, investment advisers and other financial intermediaries (each, an "Authorized Institution") and you would like to receive a separate copy of future proxy statements, notices of internet availability of proxy materials, prospectuses or annual reports or you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact your Authorized Institution.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain ownership information with respect to shares of the Company's Common Stock, as of the Record Date, for each of our current Directors, executive officers and directors and executive officers as a group, and each person known to us to beneficially own more than 5% of the outstanding shares of our Common Stock. With respect to persons known to us to beneficially own more than 5% of the outstanding shares of our Common Stock, we base such knowledge on beneficial ownership filings made by the holders with the Securities and Exchange Commission ("SEC") and other information known to the Company.

        Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no Common Stock subject to options that are currently exercisable or exercisable within 60 days of the Record Date. The percentage ownership is based on 2,970,000 shares of Common Stock outstanding as of the Record Date.

Name and address(1)	Shares Beneficially Owned	Percentage
Beneficial Owners of More Than 5%
Electricity Pensions Trustee Limited as Scheme Trustee for the Electricity Supply Pension Scheme (Manweb Group)(2)	398,750	13.4%
SPPS Trustee Limited as Trustee of the ScottishPower Pension Scheme(3)	1,182,500	39.8%
The Weir Group Pension Trust Limited as Trustee for the Weir Group Pension & Retirement Savings Scheme(4)	426,250	14.4%
AG Twin Brook BDC Holdings, Ltd(5)	962,500	32.4%
Independent Directors
James E. Bowers	–	–%
James N. Hallene	–	–%
Lance A. Ludwick	–	–%
Interested Directors
Trevor Clark	–	–%
Vishal Sheth	–	–%
Executive Officers
Raul E. Moreno	–	–%
Directors and Executive Officers as a Group (6 persons)	–	–%

__________________________
(1)	The address for each Director or officer is c/o AG Twin Brook BDC, Inc., 245 Park Avenue, 26th Floor, New York, NY 10167.
(2)
The address of Electricity Pensions Trustee Limited as Scheme Trustee for the Electricity Supply Pension Scheme (Manweb Group) is Elder House, St. Georges Business Park, 207 Booklands Road, Weybridge, KT13 0TS, United Kingdom

(3)	The address of SPPS Trustee Limited as Trustee of the ScottishPower Pension Scheme is 320 St. Vincent Street, Glasgow, G2 5AD, United Kingdom
(4)	The address of The Weir Group Pension Trust Limited as Trustee for the Weir Group Pension & Retirement Savings Scheme is 1 West Regent Street, Glasgow, G2 1AR, United Kingdom
(5)
The investment adviser of AG Twin Brook BDC Holdings, Inc., a Cayman Islands exempted company (“Holdings”), is the Advisor.  Holdings disclaims beneficial ownership of the shares of Common Stock held by it except to the extent of its pecuniary interest therein.  The address for Holdings is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, Grand Cayman, Cayman Islands KY1-9005.

Delinquent Section 16(a) Reports

        Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's Directors and executive officers and any persons holding more than 10% of the Company's Common Stock are required to report their beneficial ownership and any changes therein to the SEC and the Company. Based on the Company's review of Forms 3, 4 and 5 filed by such persons and information provided by the Company's directors and executive officers, the Company believes that, during the fiscal year ended December 31, 2019, all Section 16(a) reports were filed on a timely basis, except for the late filing of the Form 3s by Messrs. Bowers, Hallene, Ludwick, Clark, Moreno and Sheth due to an administrative oversight.

Dollar Range of Equity Securities Beneficially Owned by Directors

        The following table sets out the dollar range of the Company's equity securities beneficially owned by each of the Company's directors as of the Record Date. Beneficial ownership for the below table has been determined in accordance with Rule 16a-1(a)(2) under the Exchange Act. The Company is not part of a "family of investment companies," as that term is defined in the 1940 Act.

Name of Director	Dollar Range of Equity Securities in the Company(1)(2)
Independent Directors
James E. Bowers	None
James N. Hallene	None
Lance A. Ludwick	None
Interested Directors
Trevor Clark	None
Vishal Sheth	None

______________________
(1)	Dollar ranges are as follows: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000
(2)	Dollar ranges were determined using the number of shares beneficially owned as of the Record Date multiplied by the net asset value as of December 31, 2019

PROPOSAL 1

ELECTION OF CLASS I DIRECTOR

        The Board is currently composed of five Directors, who are divided into three classes with staggered terms of three years, such that the term of office of one of class expires at each annual meeting of stockholders. The term of the Company’s Class I Director expires at the Annual Meeting. As such, the holders of the Company's Common Stock are being asked to elect Lance A. Ludwick as a Class I Director of the Company, to serve for a three-year term expiring at the Company’s 2023 annual meeting of stockholders or until his successor is duly elected and qualified. Mr. Ludwick is currently serving as a Class I Director of the Company and has consented to being named in this Proxy Statement and agreed to continue to serve as a Class I Director, if elected. If Mr. Ludwick is not available to serve as a Director, proxies may be voted for the election of other persons selected by the Board. It is not anticipated that Mr. Ludwick will be unable or unwilling to serve. Stockholders of the Company have no cumulative voting rights with respect to the election of directors.

Information about the Class I Director Nominee and Directors

        The following tables provide information concerning the Class I Director nominee and the other individuals serving as Directors of the Company, as of the date of this Proxy Statement. The Class I Director Nominee is listed first in the table under "Class I Director Nominee." The terms of the Class II and Class III Directors expire in 2021 and 2022, respectively.
        The Board believes that each of the Directors, including the Class I Director nominee, has the experience, qualifications, attributes and skills appropriate to serve as a Director of the Company, in light of the Company's business and structure. The significance or relevance of a nominee's or Director's particular experience, qualifications, attributes and/or skills is considered by the Board on an individual basis. Experience, qualifications, attributes and/or skills common to all nominees and Directors include the ability to critically review, evaluate and discuss information provided to them and to interact effectively with the other Directors and with representatives of the Advisor and its affiliates, other service providers, legal counsel and the Company's independent registered public accounting firm, the capacity to address financial and legal issues and exercise reasonable business judgment, and a commitment to the representation of the interests of the Company and the stockholders. The Nominating and Corporate Governance Committee's charter contains certain other factors that are considered by the Nominating and Corporate Governance Committee in identifying and evaluating potential nominees to serve as Directors.
        Based on each nominee's experience, qualifications, attributes and/or skills, considered individually and with respect to the experience, qualifications, attributes and/or skills of the other Directors, the Board has concluded that each nominee should continue to serve as a Director. Additionally, below is a brief discussion of the experience, qualifications, attributes and/or skills of the Class I Director nominee and the continuing Directors that led the Board, in consultation with the Nominating and Corporate Governance Committee, to conclude that each such individual should serve as a Director. There are no family relationships among any Directors, Director nominees and executive officers of the Company.
Class I Director Nominee

Name, Address and Age(1)	Positions(s) held with the Company	Term of Office and Length of Time Served(2)	Principal Occupation(s) During the Past Five Years	Other Directorships Held During the Past Five Years
Independent Director
Lance A. Ludwick (53)	Class I Director and Chair of the Audit Committee	Class I Director since 2019; Term expires in 2020
Principal of LC7 Advisors, LLC (M&A Advisory Services); VP of M&A and Operation Strategy at Bellissimo Holdings, LLC (Food and Beverage Brand Consultant/Acquiror); and VP of M&A and Corporate Strategy at US Foods, Inc.
None.
__________________
(1)	The address for each director is c/o AG Twin Brook BDC, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167.
(2)	Directors serve for three-year terms and until their successors are duly elected and qualified.

        Lance A. Ludwick.  Mr. Ludwick serves as an Independent Director and as a member of the Audit, Nominating and Corporate Governance, and Independent Director Committees. He is the Chair of our Audit Committee. Mr. Ludwick is a principal of LC7 Advisors, LLC, a firm that provides M&A advisory services and management/operational improvement consulting. He is also the Vice President of Mergers & Acquisitions and Operation Strategy at Bellissimo Holdings, LLC. Prior to that Mr. Ludwick served as the Vice President for Mergers & Acquisitions and Corporate Strategy at US Foods, Inc. and the Vice President of Strategic Planning for Constellation Brands, Inc., as well as various other positions providing advice on mergers and acquisitions and corporate operational strategy. Mr. Ludwick holds a B.B.A. in Accounting from the University of Iowa.

Directors not up for Re-Election at the Annual Meeting

Class II Directors with Terms Expiring in 2021

Name, Address, and Age(1)	Positions(s) held with the Company	Term of Office and Length of Time Served(2)	Principal Occupation(s) During the Past Five Years	Other Directorships Held
Independent Director
James N. Hallene (59)	Class II Director and Chair of Independent Director Committee	Class II Director since 2019; Term expires in 2021	Principal of Capital Concepts Holdings, LLC (private equity investment firm); and Founding Partner of CapX Partners (equipment leasing finance)	KeHE Distributors, LLC, The Hallstar Company, VSA Partners Holdings and Attorney’s Title Guaranty Fund, Inc.
Interested Director
Trevor Clark (54)	Class II Director, Chairman of the Board, Chief Executive Officer, and President of the Company. President and Chief Executive Officer of the Advisor. Managing Director of Angelo Gordon.	Class II Director since 2019; Term expires in 2021	Managing Partner of Twin Brook Capital Partners, Angelo Gordon’s middle market direct lending loan business	None.
__________________
(1)	The address for each director is c/o AG Twin Brook BDC, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167.
(2)	Directors serve for three-year terms and until their successors are duly elected and qualified.

        James N. Hallene.  Mr. Hallene serves as an Independent Director and as a member of the Audit, Nominating and Corporate Governance, and Independent Director Committees. He is the Chair of our Independent Director Committee. Mr. Hallene founded Capital Concepts Holdings, LLC, a Chicago-based private equity investment firm, in 1998 and currently serves as its principal. He is also a founding partner of CapX Partners, an equipment leasing finance company. Prior to founding Capital Concepts Holdings, LLC and CapX Partners, Mr. Hallene co-founded a data-consolidation company called MaxMiles. Prior to that, Mr. Hallene was employed at American National Bank, where he oversaw credit, mortgage, treasury management, and technology business units. Mr. Hallene served as vice chairman of MB Financial Corporation and is on the corporate boards of KeHE Distributors, LLC, The Hallstar Company, VSA Partners Holdings and Attorney’s Title Guaranty Fund, Inc. He holds a B.A. in economics from the University of Illinois and an M.B.A. from Northwest University’s Kellogg Graduate School of Management.

        Trevor Clark.  Mr. Clark joined Angelo Gordon in 2014 to establish Twin Brook Capital Partners, the firm’s middle market direct lending loan business. He is a Managing Director and a member of the firm’s Executive Committee, Chief Executive Officer and President of the Advisor, and a director and Chairman of the Board of the Company. Prior to joining Angelo Gordon, Trevor was a co-founder and CEO of Madison Capital Funding LLC (“Madison Capital”), a wholly owned subsidiary of New York Life Investments, where he oversaw all operational and strategic activities of the middle market lending operation. At Madison Capital, Trevor led the Executive Committee that was responsible for all credit granting decisions and managed the relationship with New York Life Investments and other third-party investors. Prior to forming Madison Capital, Trevor held various positions in loan underwriting and origination at Antares Capital, GE Capital, and Bank of America. He holds a B.A. degree from the University of Iowa, Iowa City and an M.B.A. degree from Indiana University, Bloomington.

Class III Directors with Terms Expiring in 2022

Name, Address, and Age(1)	Positions(s) held with the Company	Term of Office and Length of Time Served(2)	Principal Occupation(s) During the Past Five Years	Other Directorships Held
Independent Director
James E. Bowers (73)	Class III Director and Chair of Nominating and Corporate Governance Committee	Class III Director since 2019; Term expires in 2022	Senior Counsel at Day Pitney LLP (corporate law)	None.
Interested Director
Vishal Sheth (37)	Class III Director, Chief Financial Officer, and Treasurer of the Company. Chief Financial Officer and Treasurer of the Advisor. Managing Director of Angelo Gordon.	Class III Director since 2019; Term expires in 2022	Chief Financial Officer of Twin Brook Capital Partners, Angelo Gordon’s middle market direct lending loan business. Managing Director in Angelo Gordon’s Finance Department.	None.
__________________
(1)	The address for each director is c/o AG Twin Brook BDC, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167.
(2)	Directors serve for three-year terms and until their successors are duly elected and qualified.

        James E. Bowers.  Mr. Bowers serves as an Independent Director and as a member of the Audit, Nominating and Corporate Governance and Independent Director Committees. He is the Chair of our Nominating and Corporate Governance Committee. Since 2004, Mr. Bowers has served on the Board of Governors at Hartford Hospital. Since 2002, he has been a member of the Executive Committee of the Harvard Law School Association. From 2004 to 2018, Mr. Bowers was Senior Counsel at Day Pitney LLP. Mr. Bowers holds a J.D. from Harvard Law School and a B.A. from the University of South Carolina.

        Vishal Sheth.  Mr. Sheth joined Twin Brook Capital Partners in 2017 as Chief Financial Officer for the middle market direct lending loan business. Prior to that, Vishal was a member of Angelo Gordon’s finance and accounting team working on projects for strategies across the firm. Vishal is a Managing Director of the Advisor and serves as a director and Chief Financial Officer of the Company. Prior to joining Angelo Gordon in 2014, Vishal worked at Fortress Investment Group from 2006 to 2008 and from 2010 to 2014 and at PricewaterhouseCoopers LLP from 2004 to 2006. Vishal holds a B.S. degree from New York University and an M.B.A. degree from Dartmouth College.

Information About the Executive Officers Who Are Not Directors

        Set forth below is certain information about our executive officers who are not directors:

Name	Age	Position
Raul E. Moreno	39	General Counsel, Chief Compliance Officer and Secretary

        The address for each executive officer is c/o AG Twin Brook BDC, Inc., 245 Park Avenue, 26th Floor, New York, NY  10167. Each officer holds office at the pleasure of the Board until the next election of officers or until his or her successor is duly elected and qualified.

        Raul E. Moreno.  Mr. Moreno joined Angelo Gordon in November 2015 as Senior Counsel and was appointed as our General Counsel, Chief Compliance Officer and Secretary on May 6, 2019. Mr. Moreno also serves as the General Counsel and Secretary of the Advisor, the General Counsel and Secretary of AG Mortgage Investment Trust, Inc (NYSE: MITT), and the General Counsel and Secretary of MITT’s external manager, AG REIT Management, LLC. Prior to joining Angelo Gordon, Mr. Moreno was a Senior Associate at Kaye Scholer LLP from 2010 to 2015 where he focused on private equity, M&A, securities, and corporate governance matters. Prior to that, Mr. Moreno was a private equity associate at both Ropes & Gray LLP and Weil, Gotshal & Manges LLP. Before law school, Mr. Moreno worked as a technology investment banker in the Silicon Valley office of Morgan Stanley. Mr. Moreno graduated magna cum laude from Harvard University with an A.B. degree in economics and from Stanford Law School where he earned his J.D.

CORPORATE GOVERNANCE

Role of the Board of Directors, Leadership Structure and Risk Oversight

The Role of the Board

        Our business and affairs are managed under the direction of the Board. The Board consists of five members, three of whom are Independent Directors (defined below). The Board elects our officers, who serve at the discretion of the Board. The responsibilities of the Board include quarterly determinations of fair value of our assets, corporate governance activities, oversight of our financing arrangements and oversight of our investment activities. The Board’s role is one of oversight, rather than active management. Oversight of the Company’s investment activities extends to oversight of the risk management processes employed by the Advisor as part of its day-to-day management of the Company’s investment activities. The goal of the Board’s risk oversight function is to ensure that the risks associated with the Company’s investment activities are accurately identified, thoroughly investigated, and responsibly addressed.

Board Oversight of Risk Management

        The Board reviews risk management processes at both regular and special Board meetings throughout the year, consulting with appropriate representatives of the Advisor, as necessary, and periodically requesting the production of risk management reports or presentations. The Board receives a wide range of reports on the Company’s activities from the Advisor and other service providers, including reports regarding the Company’s investment portfolio, the compliance of the Company with applicable laws, and the Company’s financial accounting and reporting. The Board also meets periodically with the Company’s Chief Compliance Officer to receive reports regarding the compliance of the Company with the federal securities laws and the Company’s internal compliance policies and procedures and meets with the Company’s Chief Compliance Officer at least annually to review the Chief Compliance Officer’s annual report, including the Chief Compliance Officer’s risk-based analysis for the Company. The Board’s Audit Committee also meets regularly with the Chief Financial Officer and the Company’s independent registered public accounting firm to discuss, among other things, the internal control structure of the Company’s financial reporting function. The Board also meets periodically with the investment professionals of Angelo Gordon to receive reports regarding the management of the Company and the Company’s portfolio, including its investment risks.

        The Board recognizes that not all risks that may affect the Company can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the Company’s goals, that reports received by the Directors with respect to risk management matters are typically summaries of the relevant information, and that the processes, procedures and controls employed to address risks may be limited in their effectiveness. As a result of the foregoing and other factors, risk management oversight by the Board and by the committees is subject to substantial limitations.

Board Structure and Leadership

        The Board has structured itself in a manner that it believes allows it to perform its oversight function effectively. The Board consists of five Directors, three of whom are not “interested persons,” as defined in the 1940 Act, and are Independent Directors, as defined in Rule 303A.02 of the New York Stock Exchange Listed Company Manual (the “Independent Directors”). The members of the Board who are not Independent Directors, Messrs. Clark and Sheth, are referred to as Interested Directors (the “Interested Directors”).

        Our Board has established an Audit Committee, a Nominating and Corporate Governance Committee, and an Independent Directors Committee and may establish additional committees from time to time as necessary. The scope of the responsibilities assigned to each of these committees is discussed in greater detail below. Trevor Clark, an "interested person" of Angelo Gordon, serves as Chairman of our Board. We believe that Mr. Clark’s history with Angelo Gordon, his familiarity with its investment platform, and his extensive knowledge of and experience in the financial services industry, specifically within middle market direct lending, qualify him to serve as the Chairman of our Board.

        Our Board does not have a lead Independent Director. We are aware of the potential conflicts that may arise when a non-Independent Director is Chairman of our Board, but believe these potential conflicts are offset by our strong corporate governance practices. Our corporate governance practices include regular meetings of the Independent Directors in executive session without the presence of Interested Directors and management, the establishment of an Audit Committee, a Nominating and Corporate Governance Committee, and an Independent Directors Committee, each of which is comprised solely of Independent Directors.  In addition, although the Independent Directors recognize that having a lead Independent Director may in some circumstances help coordinate communications with management, and otherwise assist a board in the exercise of its oversight duties, the Independent Directors believe that, because of the relatively small size of the Board, the ratio of Independent Directors to Interested Directors, and the good working relationship among the Board members, it has not been necessary to designate a lead Independent Director.

        The Board periodically reviews its leadership structure, including the role of the Chairman of the Board. The Board also conducts an annual self-assessment during which it reviews its leadership and committee structure and considers whether its structure remains appropriate in light of the Company’s current operations. The Board believes that its leadership structure, including the current percentage of the Board members who are Independent Directors, is appropriate given its specific characteristics. These characteristics include (i) the extent to which the work of the Board is conducted through the standing committees, each of whose meetings are chaired by an Independent Director; (ii) the extent to which the Independent Directors meet as needed in the absence of members of management and members of the Board who are “interested persons” of the Company; and (iii) each of Mr. Clark’s and Mr. Sheth’s positions with the Advisor and Angelo Gordon, which enhance the Board’s understanding of the operations of the Advisor and Angelo Gordon.

Board Meetings and Attendance

        During 2019, including both regularly scheduled and special meetings, our Board met a total of three times, the Audit Committee met a total of two times, the Nominating and Corporate Governance Committee met a total of one time, and the Independent Directors Committee met a total of nine times. During 2019, all of the Company's Directors attended at least 75% the meetings of the Board. Additionally, in 2019, 100% of the members of the Audit Committee, the Nominating and Corporate Governance Committee and the Independent Directors Committee attended all of the regularly scheduled meetings of such committees. During each meeting of the Audit Committee, the Audit Committee met privately with the Company's independent registered public accounting firm.

Committees of the Board

        The Board has established an Audit Committee, a Nominating and Corporate Governance Committee, and an Independent Directors Committee and may establish additional committees in the future. All Directors are expected to attend at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they serve. We require each Director to make a diligent effort to attend all Board and committee meetings.

Audit Committee

        The Audit Committee operates pursuant to a charter approved by the Board, which sets forth the responsibilities of the Audit Committee and is included as Appendix A. The Audit Committee's responsibilities include establishing guidelines and making recommendations to the Board regarding the valuation of our loans and investments, selecting our independent registered public accounting firm, reviewing with such independent registered public accounting firm the planning, scope and results of their audit of our financial statements, pre-approving the fees for services performed, reviewing with the independent registered public accounting firm the adequacy of internal control systems, reviewing our annual financial statements, overseeing internal audit staff and periodic filings and receiving our audit reports and financial statements. Management is responsible for the preparation, presentation, and integrity of our financial statements, our accounting and financial and reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee has: (a) reviewed and discussed our audited financial statements with management; (b) discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”); (c) received and reviewed the written disclosures and communications from the independent registered public accounting firm as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence; and (d) based upon its review of the above, recommended to the Board that our audited financial statements be included in the Company’s annual report on Form 10-K for the last fiscal year.

        Stockholders are reminded, however, that the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions, referred to above, do not assure that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in conformity with accounting principles generally accepted in the U.S. or that our independent registered public accounting firm is, in fact, "independent."

        The Audit Committee is currently composed of Messrs. Bowers, Hallene and Ludwick, all of whom are not considered "interested persons" of the company as that term is defined in Section 2(a)(19) of the 1940 Act. Mr. Ludwick serves as Chairman of the Audit Committee. The Board has determined that Mr. Ludwick is an "audit committee financial expert" as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. Messrs. Bowers, Hallene and Ludwick meet the current independence and experience requirements of Rule 10A-3 under the Exchange Act.

Nominating and Corporate Governance Committee

        The Board has also established a Nominating and Corporate Governance Committee that acts pursuant to a written charter, which is included as Appendix B. The members of the Nominating and Corporate Governance Committee are our Independent Directors. Mr. Bowers serves as chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management.

        The Nominating and Corporate Governance Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board, our Company and our stockholders. In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:

●	are of high character and integrity;
●	are accomplished in their respective fields, with superior credentials and recognition;
●	have relevant expertise and experience upon which to be able to offer advice and guidance to management;
●	have sufficient time available to devote to our affairs;
●	are able to work with the other members of the Board and contribute to our success;
●	can represent the long-term interests of our stockholders as a whole; and
●	are selected such that the Board represents a range of backgrounds and experience.

        The Nominating and Corporate Governance Committee also evaluates candidates proposed by stockholders using the factors described above. The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the Nominating and Corporate Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The Nominating and Corporate Governance Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, ethnic background, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending director nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the goal of creating a board of directors that best serves our needs and the interests of our stockholders.

Independent Directors Committee

        The Board has also established an Independent Directors Committee that acts pursuant to a written charter, which is included as Appendix C. The members of the Independent Directors Committee are our Independent Directors. Mr. Hallene serves as chairman of the Independent Directors Committee. The Independent Directors Committee is responsible for (i) addressing conflict of interest matters, including but not limited to the approval, as applicable, of certain co-investment transactions as contemplated by the Company’s co-investment Exemptive Relief (the “Exemptive Relief”) and (ii) reviewing and approving the payment of reimbursements for those costs allocated to the Company under the administrative services agreement.

Compensation of Executive Officers and Directors

Compensation of Executive Officers

        We do not currently have any employees. None of our officers receives direct compensation from us. We have agreed to reimburse the administrator for our allocable portion of the compensation paid to, or compensatory distributions received by, our Chief Financial Officer and Chief Compliance Officer, and any of their respective staff who provide services to us, operations staff who provide services to us, and any internal audit staff, to the extent internal audit performs a role in our Sarbanes-Oxley Act of 2002 internal control assessment. In addition, to the extent that the administrator outsources any of its functions, we will pay the fees associated with such functions at cost. We will agree to reimburse the administrator for our allocable portion of the compensation of any personnel that it provides for our use.

Compensation of Directors

        Our independent directors' annual fee is $60,000.  The Independent Directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each regular Board meeting, each special meeting, and each committee meeting attended. No compensation is paid to directors who are “interested persons,” as such term is defined in Section  2(a)(19) of the 1940 Act, of the Company.

        The following table shows information regarding the compensation earned by the independent directors for the fiscal year ended December 31, 2019. No compensation is paid by us to any interested person or executive officer of the Company.

Name of Director	Aggregate Compensation From the Company
Independent Directors
James E. Bowers	$39,231
James N. Hallene	$39,231
Lance A. Ludwick	$39,231
Interested Directors(1)
Trevor Clark	$0
Vishal Sheth	$0

___________________________
(1)	Messrs. Clark and Sheth are each an “interested person” and, as such, receive no compensation from the Company for their service as Directors.

Code of Ethics

        As required by Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, we and the Advisor have adopted codes of ethics which apply to, among others, our and the Advisor's executive officers, including our Chief Executive Officer and Chief Financial Officer, as well as the Advisor's officers, directors and employees. Our codes of ethics generally will not permit investments by our and the Advisor's personnel in securities that may be purchased or sold by us. We hereby undertake to provide a copy of the codes to any person, without charge, upon request. Requests for a copy of the codes may be made in writing addressed to the Secretary of the Company, Raul E. Moreno, AG Twin Brook BDC, Inc., 245 Park Avenue, 26th Floor, New York, NY  10167.

Certain Relationships and Related Party Transactions

Resource Sharing Agreement

        The Advisor is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Company’s investment activities are managed by its investment adviser, which is responsible for (i) originating prospective investments, (ii) conducting research and due diligence investigations on potential investments, (iii) analyzing investment opportunities, (iv) negotiating and structuring the Company’s investments, and (v) monitoring the Company’s investments and portfolio companies on an ongoing basis.

        The Advisor has entered into a resource sharing agreement with Angelo, Gordon & Co., L.P. ("Angelo Gordon"), pursuant to which Angelo Gordon will provide the Advisor with experienced investment professionals (including the members of the Advisor's Investment Committee) and access to the resources of Angelo Gordon so as to enable the Advisor to fulfill its obligations under the Investment Management Agreement.  Through the Resource Sharing Agreement, the Advisor intends to capitalize on the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Angelo Gordon’s investment professionals.

        Several of our executive officers and our Chair of the board of directors have ownership and financial interests in Angelo Gordon. Our Chief Executive Officer also serves as the Portfolio Manager of several Angelo Gordon funds that currently and in the future will have investment objectives similar to ours. In addition, our executive officers and directors serve or may serve as officers, directors or principals of entities that operate in the same or related line of business as we do or of investment funds, accounts, or investment vehicles managed by Angelo Gordon and/or its affiliates. Similarly, Angelo Gordon and its affiliates may have other clients with similar, different or competing investment objectives.

Investment Management Agreement

        On June 26, 2019, the Company entered into an Investment Management Agreement (the “Investment Management Agreement”) with the Advisor.  Under the terms of the Investment Management Agreement, the Advisor is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring the Company’s investments and monitoring the Company’s investments and portfolio companies on an ongoing basis.

        Unless earlier terminated as described below, the Investment Management Agreement will remain in effect until June 26, 2021 and from year to year thereafter if approved annually by (a) the vote of the Board of Directors of the Company or by the vote of a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Company’s Independent Directors.  The Investment Management Agreement will automatically terminate in the event of assignment.  The Investment Management Agreement may be terminated without penalty upon not less than 60 days’ written notice by the vote of a majority of the outstanding voting securities of the Company, or by the vote of the Company’s Directors or by the Advisor.

        From time to time, the Advisor may pay amounts owed by the Company to third-party providers of goods or services and the Company will subsequently reimburse the Advisor for such amounts paid on its behalf.  Amounts payable to the Advisor are settled in the normal course of business without formal payment terms.

The Investment Management Agreement also provides that the Company reimburses the Advisor for certain organizational costs incurred prior to the commencement of the Company’s operations, and for certain offering costs. The Company has agreed to repay the Advisor for initial organizational costs and offering costs up to a maximum of $1.25 million, with the Advisor bearing any organizational and offering costs in excess of such amount.

        As of December 31, 2019, the Company has approximately $0.4 million payable to Angelo Gordon for organizational, offering, and operating costs, which is included in "Due to affiliate," "Organizational costs payable to affiliate" and "Accrued expenses and other liabilities payable to affiliate" on the consolidated statement of assets and liabilities.

        Under the terms of the Investment Management Agreement, the Company will pay the Advisor a base management fee and may also pay to it certain incentive fees.  The cost of both the base management fee and the incentive fee will ultimately be borne by the Company’s shareholders.

        The base management fee is calculated at an annual rate of 0.60% of the Company’s gross assets, excluding cash and cash equivalents.  For services rendered under the Investment Management Agreement, the base management fee is payable quarterly in arrears.  The base management fee is calculated based on the average value of the Company’s gross assets (excluding cash and cash equivalents) at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter.  Base management fees for any partial month or quarter will be appropriately pro-rated.  For purposes of the Investment Management Agreement, cash equivalents means U.S. government securities and commercial paper instruments maturing within one year of purchase.  Upon the occurrence of a Qualified IPO, the base management fee will be calculated at an annual rate of 1.25% of the Company’s gross assets, excluding cash and cash equivalents.

        For the period from May 6, 2019 (inception) to December 31, 2019, base management fees incurred by the Company were approximately $53,000, of which approximately $45,000 were payable to the Advisor as of December 31, 2019.

        Pursuant to the Investment Management Agreement, the Advisor is entitled to an incentive fee (“Incentive Fee”), which consists of two components; an incentive fee based on income and an incentive fee based on capital gains.

        The first part, the income incentive fee, is calculated and payable quarterly in arrears and equals (a) 100% of the excess of the Company’s pre-incentive fee net investment income for the immediately preceding calendar quarter, over a preferred return of 1.00% per quarter (4% annualized) (the “Hurdle”), until the Advisor has received a “catch-up” equal to 16.75% of the pre-incentive fee net investment income for the current quarter; and (b) 16.75% of all remaining pre-incentive fee net investment income above the “catch-up.”

        The second part, the capital gains incentive fee, is determined and payable in arrears as of the end of each fiscal year (or upon termination of the Investment Management Agreement), and equals 16.75% of the Company’s realized capital gains, if any, on a cumulative basis from inception through the end of the fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees (the “Cumulative Capital Gains”).

        There were no incentive fees for the period from May 6, 2019 (inception) to December 31, 2019.

Administration Agreement

        On June 26, 2019, the Company entered into an Administration Agreement (the “Administration Agreement”) with Angelo Gordon (the “Administrator”). Under the terms of the Administration Agreement, the Administrator performs, or oversees the performance of, required administrative services, which include providing office space, equipment and office services, maintaining financial records, preparing reports to shareholders and reports filed with the SEC, and managing the payment of expenses and the performance of administrative and professional services rendered by others.

        The Company reimburses the Administrator for services performed for it pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse the Administrator for any services performed for it by such affiliate or third party.

        Unless earlier terminated as described below, the Administration Agreement will remain in effect until June 26, 2021 and from year to year thereafter if approved annually by the vote of the Board of Directors of the Company and the vote of a majority of the Company’s Independent Directors.  The Administration Agreement may be terminated by either party without penalty upon not less than 60 days’ written notice to the other.

        No person who is an officer, director, or employee of the Administrator or its affiliates and who serves as a director of the Company receives any compensation from the Company for his or her services as a director.  However, the Company reimburses the Administrator (or its affiliates) for an allocable portion of the compensation paid by the Administrator or its affiliates to the Company’s officers who provide operational and administrative services, as well as their respective staffs and other professionals who provide services to the Company, who assist with the preparation, coordination and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to the Company (based on the percentage of time those individuals devote, on an estimated basis, to the business and affairs of the Company).  Directors who are not affiliated with the Administrator receive compensation for their services and reimbursement of expenses incurred to attend meetings.

        For the period from May 6, 2019 (inception) to December 31, 2019, the Administrator had the option to charge approximately $0.2 million for certain costs and expenses allocable to the Company under the terms of the Administration Agreement, all of which were waived and borne by the Administrator for this period.

Co-Investment Opportunities

        We have in the past, and may in the future, co-invest on a concurrent basis with other affiliates of Angelo Gordon, so long as such co-investment is permissible under existing regulatory guidance, applicable regulations and Angelo Gordon’s allocation procedures. We, the Advisor, and affiliates of the Advisor have been granted exemptive relief from the SEC to permit greater flexibility to negotiate the terms of co-investments if the Board determines that it would be advantageous for us to co-invest with certain affiliated funds in certain circumstances where doing so is consistent with our investment strategy, as well as applicable law and SEC staff interpretations.

        In addition, in the absence of exemptive relief granted for each investment by the SEC, we will not be permitted to invest in securities of an issuer where entities advised by Angelo Gordon have invested in different securities of that issuer. When we invest alongside investment funds, accounts and investment vehicles advised by Angelo Gordon, we expect to make such investments consistent with Angelo Gordon’s allocation policy. We expect that these determinations will be made similarly for investment funds, accounts and investment vehicles advised by Angelo Gordon. In situations where co-investment with other entities advised by Angelo Gordon is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer, Angelo Gordon will decide whether the Company or such other entity or entities will make such investment. Angelo Gordon will make these determinations based on its allocation policies and procedures, which generally require that such opportunities be offered to eligible investment funds, accounts and investment vehicles on a basis that is fair and equitable over time.

License Agreement

        We have also entered into a trademark license agreement with Angelo Gordon under which Angelo Gordon has agreed to grant the Company a non-exclusive, royalty-free license to use the name “Angelo Gordon” and other similar related marks.

Related Party Transactions

        The Audit Committee conducts quarterly reviews of any potential related party transactions brought to its attention and, during these reviews, it also considers any conflicts of interest brought to its attention pursuant to the Company's Code of Conduct or Code of Ethics. Each of our directors and executive officers is instructed and periodically reminded to inform Compliance of any potential related party transactions. In addition, each such director and executive officer completes a questionnaire on an annual basis designed to elicit information about any potential related party transactions.

        Lance Ludwick, one of our Independent Directors, and Trevor Clark, our Chief Executive Officer and Chair of the Board, in 2019 entered into a limited liability company agreement whereby each invested approximately $200,000 to acquire a spirits brand.  The non-interested Independent Directors determined that this was not a material business relationship, and as such, Mr. Ludwick was determined not to be an “interested person” as defined in the 1940 Act.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF LANCE A. LUDWICK AS A CLASS I DIRECTOR OF THE COMPANY.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Information about the Independent Registered Public Accounting Firm

The Audit Committee and the Board approved the engagement of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 at their respective meetings held on November 11, 2019. The Directors do not have knowledge of any direct or indirect financial interest of PwC in the Company. Representative(s) of PwC is/are expected to be available at the Annual Meeting and thus, will have an opportunity to make a statement, if they so desire, and be available to respond to appropriate questions asked by the stockholders.

The following table presents fees for professional services rendered by PwC for the fiscal year ended December 31, 2019. One hundred percent (100%) of all services provided by PwC to the Company were pre-approved and no fees were subject to pre-approval by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X. The audit services are approved by the Audit Committee pursuant to an audit engagement letter, and, in accordance with the Company’s pre-approval policies and procedures, the Audit Committee of the Company must pre-approve all non-audit services provided by PwC, and all non-audit services provided by PwC to the Advisor, or any entity controlling, controlled by, or under common control with the Advisor that provides ongoing services to the Company that are related to the operations and financial reporting of the Company. In some circumstances, when certain services were not recognized at the time of the engagement to be non-audit services, the pre-approval requirement may be waived if the aggregate amount of the fees for such non-audit services constitutes less than five percent of the total amount of revenues paid to PwC by the Company during the fiscal year in which the non-audit services are provided. During the year ended December 31, 2019, PwC provided non-audit services that were subject to pre-approval by the audit committee. These services included SOC 1 control procedures for a service affiliate and access to PwC research tools by the Advisor, with fees billed of approximately $15,000 and $15,000, respectively. Non-audit services provided by PwC which were not subject to pre-approval by the fund's audit committee includes tax services performed for a service entity affiliated to the Advisor amounting to approximately $200,000.

Fiscal Year Ended December 31, 2019
Audit Fees	$300,000
Audit-Related Fees	$-
Tax Fees	$43,500
All Other Fees	$-
Total Fees	$343,500

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of the Company’s year-end financial statements and reviews of the interim financial statements included in quarterly reports and services that are normally provided by PwC in connection with statutory and regulatory filings.

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services include attestation services that are not required by statute or regulation, consultations concerning financial accounting and reporting standards, and fees related to requests for documentation and information from regulatory and other government agencies.

Tax Fees. Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state, and local tax compliance.

All Other Fees. All other fees include fees for products and services other than the services reported above.  There were no other fees paid to our independent registered public accounting firm during the fiscal year ended December 31, 2019.

Report of the Audit Committee

The following is the report of the Audit Committee of the Company with respect to the Company’s audited financial statements for the year ended December 31, 2019.

The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the Company’s accounting and financial and reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee reviewed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”) with management and discussed the quality of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has considered and discussed the above described December 31, 2019 audited financial statements with management and with PwC. The Audit Committee has also discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee reviewed with PwC, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. Finally, the Audit Committee reviewed the written disclosures and the letters from PwC required by the PCAOB, as currently in effect, has considered whether the provision of other non-audit services by PwC to the Company are compatible with maintaining PwC’s independence, and has discussed with PwC its independence of the Company.

The Audit Committee discussed with PwC the overall scope and plans for the audit. The Audit Committee met with PwC to discuss the results of their audit, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this Proxy Statement and in the Audit Committee Charter, the Audit Committee recommended to the Board (and the Board has approved) that the Company’s audited financial statements be included in the Form 10-K and filed with the SEC.

Stockholders are reminded, however, that the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and PwC. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions, referred to above, do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in conformity with accounting principles generally accepted in the U.S. or that the Company’s independent registered public accounting firm is, in fact, “independent.”

Lance A. Ludwick, Chairman of the Audit Committee
James E. Bowers, Audit Committee Member
James N. Hallene, Audit Committee Member

THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PWC AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER BUSINESS

        The Directors do not intend to present any other business at the Annual Meeting, nor are they aware that any stockholder intends to do so. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote thereon in accordance with their judgment.

COMMUNICATIONS WITH THE BOARD

        All interested parties, including stockholders, may send communications to the Board, the Independent Directors, the Chairman or any other individual director, by addressing such communication to the Board, the Independent Directors, the Chairman or to the individual director, c/o AG Twin Brook BDC, Inc., 245 Park Avenue, 26th Floor, New York, NY  10167.

ANNUAL AND QUARTERLY REPORTS

        Copies of the Company's Annual Report dated December 31, 2019 and Current Reports on Form 8-K are available upon request, without charge, by writing AG Twin Brook BDC, Inc., 245 Park Avenue, 26th Floor, New York, NY  10167. Copies of such reports are also posted and are available without charge on the SEC's website at www.sec.gov.

ADDITIONAL INFORMATION

        The principal address of the Company's investment adviser is AG Twin Brook Manager, LLC, 245 Park Avenue, 26th Floor, New York, NY  10167.

STOCKHOLDER PROPOSALS

        The Company expects that the 2020 annual meeting of stockholders will be held on May 12, 2020. A Stockholder who intends to present a proposal at that annual meeting, including nomination of a director, must submit the proposal in writing to the Secretary of the Company at the Company, c/o AG Twin Brook BDC, Inc., 245 Park Avenue, 26th Floor, New York, NY  10167. Notices of intention to present proposals, including nomination of a director, at the 2020 annual meeting must be received by the Company no later than May 6, 2020. In order for a proposal to be considered for inclusion in the Company's proxy statement for the 2020 annual meeting, the Company must receive the proposal no later than May 6, 2020. The submission of a proposal does not guarantee its inclusion in the Company's proxy statement or presentation at the meeting unless certain securities law requirements are met. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

        It is important that proxies be returned promptly. If you will not attend the Annual Meeting electronically via the webcast, we urge you to sign, date and promptly return the enclosed proxy card in the envelope provided, or use the Internet or telephone voting options to cast your vote as soon as possible.

BY ORDER OF THE BOARD OF DIRECTORS,

Raul E. Moreno
General Counsel and Secretary

New York, New York
April 29, 2020

Appendix A
AG TWIN BROOK BDC, INC.

AUDIT COMMITTEE CHARTER
I.	Purpose
The audit committee (the “Audit Committee”) of AG Twin Brook BDC, Inc., a Delaware corporation (the “Company”), is appointed by the board of directors of the Company (the “Board of Directors”) to monitor, pursuant to authority delegated to it by the Board of Directors, (i) the integrity of the financial statements of the Company, (ii) the qualifications and independence of the Company independent registered accounting firm (the “independent accountants”), (iii) the performance of the Company’s internal audit function and the independent accountants and (iv) the compliance by the Company with legal and regulatory requirements.
II.	Committee Membership
The Audit Committee shall be comprised of the number of Independent Directors as the Board of Directors shall determine from time to time, such number not to be less than three. The Audit Committee shall be comprised solely of Independent Directors.  For purposes of this Audit Committee Charter, “Independent Directors” are members of the Board of Directors who (i) are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Company, (ii) during such times as the Company’s common stock is listed on a securities exchange, are “independent directors” as defined under applicable securities exchange rules, and (iii) meet the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”), including the requirements that such persons not accept directly or indirectly any consulting, advisory, or other compensation from the Company or any subsidiary thereof (other than directors’ fees received in his or her capacity as a member of the board of directors of the Company or such subsidiary or the audit committee or another committee of the board of directors of the Company or such subsidiary), and that such persons cannot have participated in the preparation of the financial statements of the Company in the previous three years.  The Board of Directors shall designate the members of the Audit Committee.  The Board of Directors shall have the power at any time to change the membership of the Audit Committee, to fill all vacancies and to designate alternate members to replace any absent or disqualified members, so long as the Audit Committee shall at all times have at least three members and be composed solely of Independent Directors.  The members of the Audit Committee shall select its chairman.
For so long as the Company’s common stock is listed on a securities exchange (i) the Audit Committee shall at all times have at least one member that has accounting or related financial management expertise, as the Company’s Board of Directors interprets such qualification in its business judgment and (ii) all members of the Audit Committee must be financially literate, as such qualification is interpreted by the Company’s Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee.
As a matter of best practice, the Audit Committee will endeavor to have at least one of its members with the requisite qualifications to be designated by the Board of Directors as an “audit committee financial expert,” as such term is defined by the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations adopted thereunder from time to time (the “Sarbanes-Oxley Act”).  To that end, the Audit Committee shall consider at least annually whether one or more of its members qualifies to be designated by the Board of Directors as an “audit committee financial expert.” The Audit Committee shall report the results of its deliberations to the Board of Directors for further action as appropriate, including a determination by the Board of Directors that the Audit Committee membership includes or does not include one or more “audit committee financial expert(s)” and any related disclosure to be made concerning this matter.  If a vacancy on the Audit Committee exists due to the retirement or resignation of a member of the Audit Committee who has been designated as an “audit committee financial expert,” the Board of Directors will endeavor to fill such vacancy with another “audit committee financial expert,” as soon as reasonably practicable thereafter.  The designation of a member of the Audit Committee as an “audit committee financial expert” does not increase the duties, obligations or liability of the designee as compared to the duties, obligations and liability otherwise imposed on the designee as a member of the Audit Committee and of the Board of Directors.

III.	Authority
The function of the Audit Committee is oversight.  Management1 is primarily responsible for maintaining appropriate systems for accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations.  The independent accountants are primarily responsible for planning and carrying out a proper audit of the Company’s annual financial statements in accordance with generally accepted accounting standards.  The independent accountants are accountable to the Board of Directors and the Audit Committee, as representatives of the Company’s stockholders.  The Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (subject, if applicable, to stockholder ratification).
Members of the Audit Committee are not full-time employees of the Company or management.  Accordingly, it is not the duty or the responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to set auditor independence standards.  Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons within and outside the Company and management from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) statements made by the officers and employees of the Company, its investment adviser or other third parties as to any information technology, internal audit and other non-audit services provided by the independent accountants to the Company.  In carrying out its responsibilities, the Audit Committee’s policies and procedures shall be adapted, as appropriate, to best react to a changing environment.
In discharging its responsibilities, the Audit Committee shall have authority to retain outside counsel or other consultants as the Audit Committee determines necessary to carry out its duties.  The Audit Committee shall also have sole authority to approve the fees and other retention terms of such consultants and to terminate such consultants.
The Audit Committee shall have the authority to create subcommittees with such powers as the Audit Committee shall from time to time confer.  The Audit Committee may delegate any of its responsibilities set forth in Section IV below, including its pre-approval responsibilities, to a subcommittee consisting of one or more of its members.   The member(s) to whom any pre-approval responsibility is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

____________________________
[1]
For purposes of this Charter, the term “management” means the appropriate officers of the Company, and its investment adviser, administrator, fund accounting agent and other key service providers (other than the independent accountants).  Also, for purposes of this Charter, the phrase “internal accounting staff” means the appropriate officers and employees of the Company, and its investment adviser, administrator, fund accounting agent and other key service providers (other than the independent accountants).

The Audit Committee shall be given the resources, as determined by the Audit Committee, for payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and (ii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

IV.	Responsibilities
The following are the general responsibilities of the Audit Committee and are set forth only for its guidance.  The Audit Committee may assume such other responsibilities as it deems necessary or appropriate in carrying out its purpose.  The Audit Committee shall consult, on an ongoing basis, with management, the independent accountants and counsel as to legal or regulatory developments affecting its responsibilities, as well as relevant tax, accounting and industry developments.
Nothing in this Audit Committee Charter shall be interpreted as diminishing or derogating from the responsibilities of the Board of Directors.
Pursuant to authority granted to it by the Board of Directors, the responsibilities of the Audit Committee are:
Retention of Independent Accountants and Approval of Services
1.
to appoint and retain each year a firm or firms of independent accountants to audit the accounts and records of the Company, to approve the terms of compensation of such independent accountants and to terminate such independent accountants as it deems appropriate;

2.
to pre-approve the engagement of the independent accountants to render audit and/or permissible non-audit services (including the fees charged and proposed to be charged by the independent accountants), subject to the de minimis exceptions under Section 10A(i)(1)(B) of the Exchange Act, and as otherwise required by law;[2]

Oversight of the Company’s Relationship with the Independent Accountants
3.	to obtain and review a report from the independent accountants, at least annually, regarding:
(a)	the independent accountants’ internal quality-control procedures;

____________________________

[2]
In addition to the requirement to pre-approve audit and permissible non-audit services (subject to the de minimis exceptions under Section 10A(i)(1)(B) of the Exchange Act) to be rendered to the Company by the independent accountants, the Audit Committee is required to pre-approve non-audit services (subject to the de minimis exceptions under Section 10A(i)(1)(B) of the Exchange Act) rendered by the independent accountants to the Company’s investment adviser and to any entity controlling, controlled by or under common control with its investment adviser that provides ongoing services to the Company if the engagement relates directly to the operations and financial reporting of the Company.

(b)
any material issues raised by the most recent internal quality-control review, or peer review, of the independent accountants, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent accountants;

(c)	any steps taken to deal with any of the issues described in clause (b) above; and
(d)	all relationships between the independent accountants and the Company;
4.	to evaluate the qualifications, performance and independence of the independent accountants, including the following:
(a)	evaluating the performance of the lead partner, and the quality and depth of the professional staff assigned to the Company;
(b)	considering whether the independent accountant’s quality controls are adequate;
(c)	considering whether the provision of permitted non-audit services is compatible with maintaining the independent accountant’s independence; and
(d)	taking into account the opinions of management and the internal accounting staff (or other personnel responsible for the internal audit function);
5.
to ensure the regular rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law and consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent accountants on a regular basis;

6.
to recommend to the Board of Directors, as necessary, policies for the Company’s hiring of employees or former employees of the independent accountants who participated in any capacity in the audit of the Company;

7.	to discuss with the national office of the independent accountants, if appropriate, issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency;
8.	to consider the effect on the Company of:
(a)	any changes in accounting principles or practices proposed by management or the independent accountants;
(b)	any changes in service providers, such as the Company’s accountants or administrators, that could impact the Company’s internal controls;
(c)	any changes in schedules (such as fiscal or tax year-end changes) or structures or transactions that require special accounting activities or resources; and
(d)
regulatory and accounting initiatives on the Company’s financial statements, including any significant legal, compliance or regulatory matters that may have a material impact on the Company’s business, financial statements or compliance policies;

9.
to annually review a formal written statement from the independent accountants delineating all relationships between the independent accountants and the Company, consistent with applicable standards of the Independence Standards Board, and discussing with the independent accountants their methods and procedures for insuring independence;

10.
to interact with the Company’s independent accountants, including reviewing and, where necessary, assisting in resolution of disagreements that have arisen between management and the independent accountants regarding financial reporting;

Financial Statements and Disclosure Matters
11.
to review and discuss with management and the independent accountants the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K;

12.
to review and discuss with management and the independent accountants the Company’s earnings releases and quarterly financial statements prior to the filing of its Quarterly Reports on Form 10-Q, including the results of the independent accountants’ reviews of the quarterly financial statements;

13.	to meet with the independent accountants periodically during each fiscal year, including private meetings, and review written materials prepared by the independent accountants, and, as appropriate:
(a)	to review the arrangements for and the scope of the annual audit and any special audits or other special permissible services;
(b)
to review the Company’s financial statements and to discuss any matters of concern arising in connection with audits of such financial statements, including any adjustments to such statements recommended by the independent accountants or any other results of the audits;

(c)
to consider and review, as appropriate and in consultation with the independent accountants, the appropriateness and adequacy of the Company’s financial and accounting policies, procedures and internal accounting controls and, as appropriate, the internal controls of key service providers, and to review management’s responses to the independent accountants’ comments relating to those policies, procedures and controls, and to any special steps adopted in light of material control deficiencies;

(d)	to review with the independent accountants their opinions as to the fairness of the Company’s financial statements;
(e)	to review any accounting adjustments that were noted or proposed by the independent accountants but were “passed” (as immaterial or otherwise);
(f)	to review any communications between the audit team and the independent accountants’ national office respecting auditing or accounting issues presented by the engagement;
(g)	to review any “management” or “internal control” letter issued, or proposed to be issued, by the independent accountants to the Company;
(h)	to review and discuss quarterly reports from the independent accountants relating to:
(1)	all critical accounting policies and practices to be used;
(2)
all alternative treatment of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent accountants; and

(3)	other material written communications between the independent accountant and management, such as any management letter or schedule of unadjusted differences; and

(i)	to review with the independent accountants the matters required to be discussed by Statements on Auditing Standards or other professional standards relating to the conduct of an audit.
14.	to prepare the report required by the SEC to be included in the Company’s annual proxy statement;
15.
to review analyses prepared by management and/or the independent accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

Compliance Oversight
16.	to obtain from the independent accountants assurance that Section 10A(b) of the Exchange Act has not been implicated;
17.	to investigate, when the Audit Committee deems it necessary, improprieties or suspected improprieties in Company operations;
18.	to establish and maintain procedures for the following, including considering exceptions to and responding to alleged violations of such procedures as the Audit Committee shall consider appropriate:
(a)	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and
(b)	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;
19.
to discuss with management and the independent accountants any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies;

20.	to discuss with the Company’s counsel legal matters that may have a material impact on the Company’s financial statements or compliance policies;
21.	to review, to the extent required by applicable law, with both management and the independent accountants related-party transactions or dealings with parties related to the Company;
22.	to review and discuss with management and the independent accountants all off-balance sheet transactions and obligations;
Oversight of the Company’s Internal Audit Function
23.	to consider whether to grant any approvals or waivers sought under the Company’s Code of Conduct (the “Code”) adopted pursuant to the Sarbanes-Oxley Act and exchange listing rules;
24.	to review any alleged violations under the Code and to make any recommendations to the Board of Directors with respect thereto as it deems appropriate;
25.
to require the appropriate officers of the Company, internal accounting staff and individuals with internal audit responsibilities to meet with the Audit Committee for consultation on audit, accounting and related financial matters;

26.
to review proposed disclosures in the Company’s periodic reports to the SEC concerning any significant deficiencies in the design or operation of the Company’s internal controls or material weaknesses in such controls, and any fraud involving management or other employees who have a significant role in the Company’s internal controls, deemed necessary by management during such officers’ certification process for the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

27.
to discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

Other
28.	to review and assess the adequacy of this Audit Committee Charter annually and submit any proposed modifications to the Board of Directors for approval;
29.	to evaluate the performance of the Audit Committee and its members at least annually, including the compliance of the Audit Committee with this Audit Committee Charter;
30.
to report its activities to the Board of Directors on a regular basis and to make such recommendations with respect to the matters described above, including presenting to the Board of Directors the Audit Committee’s conclusions with respect to the independent accountants, and other matters as the Audit Committee may deem necessary or appropriate; and

31.
with the assistance of an independent valuation firm, to aid the Board of Directors in fair value pricing debt and equity securities that are not publicly traded or for which current market values are not readily available.

V.	Meetings
Subject to the Company’s bylaws or other organizational documents and resolutions of the Board of Directors, the Audit Committee shall meet as often as it determines, but not less frequently than quarterly, and is empowered to hold special meetings as circumstances require.  The chairman of the Audit Committee or any two members of the Audit Committee may fix the time and place of the Audit Committee’s meetings unless the Board of Directors shall otherwise provide.  Members of the Audit Committee may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating can hear each other at the same time.  Subject to the provisions of the 1940 Act, participation in a meeting by these means constitutes presence in person at the meeting.  Any action required or permitted to be taken at a meeting of the Audit Committee may also be taken without a meeting if all members of the Audit Committee consent thereto in writing.  The Audit Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in the Company’s minute book.  The Audit Committee may invite any member of the Board of Directors who is not a member of the Audit Committee, management, counsel, representatives of service providers or other persons to attend meetings of the Audit Committee and provide information as the Audit Committee, in its sole discretion, considers appropriate.
A majority, but not less than two, of the members of the Audit Committee shall be present at any meeting of the Audit Committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of the Audit Committee.

VI.	Miscellaneous
The Audit Committee may diverge from the specific activities outlined throughout this Audit Committee Charter as appropriate if circumstances or regulatory requirements change. In addition to these activities, the Audit Committee may perform such other functions as necessary or appropriate under applicable laws, regulations, the Company’s bylaws or other organizational documents and resolutions and other directives of the Board of Directors.
This Audit Committee Charter is in all respects subject and subordinate to the Company’s bylaws or other organizational documents
Approved: May 6, 2019

Appendix B

AG TWIN BROOK BDC, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

I.	Purpose
The nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) of AG Twin Brook BDC, Inc., a Delaware corporation (the “Company”), is appointed by the board of directors of the Company (the “Board of Directors”) pursuant to authority delegated to it by the Board of Directors to (i) select, research and nominate qualified nominees to be elected to the Board of Directors by the Company’s stockholders at the annual stockholder meeting, (ii) select qualified nominees to fill any vacancies on the Board of Directors or a committee of the Board of Directors (consistent with criteria approved by the Board of Directors), (iii) develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company, (iv) oversee the evaluation of the Board of Directors and management and (v) undertake such other duties and responsibilities as may from time to time be delegated by the Board of Directors to the Nominating and Corporate Governance Committee.

II.	Committee Membership
The Nominating and Corporate Governance Committee shall be comprised of the number of Independent Directors as the Board of Directors shall determine from time to time, such number not to be less than two. The Nominating and Corporate Governance Committee shall be comprised solely of Independent Directors.  For purposes of this Nominating and Corporate Governance Committee Charter, “Independent Directors” are members of the Board of Directors who (i) are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Company, (ii) during such times as the Company’s common stock is listed on a securities exchange, are “independent directors” as defined under applicable securities exchange listing rules (the “Listing Rules”), and (iii) meet any other applicable requirements of the Securities and Exchange Commission (the “SEC”) and any other applicable laws, rules and regulations with respect to independence, as determined by the Board of Directors.  The Board of Directors shall designate the members of the Nominating and Corporate Governance Committee.  The Board of Directors shall have the power at any time to change the membership of the Nominating and Corporate Governance Committee, to fill all vacancies and to designate alternate members to replace any absent or disqualified members, so long as the Nominating and Corporate Governance Committee shall at all times have at least two members and be composed solely of Independent Directors.  The members of the Nominating and Corporate Governance Committee shall select its chairman.
III.	Authority
In discharging its responsibilities, the Nominating and Corporate Governance Committee shall have authority to retain outside counsel or other consultants in the Nominating and Corporate Governance Committee’s sole discretion.  The Nominating and Corporate Governance Committee shall also have sole authority to approve the fees and other retention terms of such consultants and to terminate such consultants.  The Nominating and Corporate Governance Committee shall have the authority to create subcommittees with such powers as the Nominating and Corporate Governance Committee shall from time to time confer.

IV.	Responsibilities
The following are the general responsibilities of the Nominating and Corporate Governance Committee and are set forth only for its guidance.  The Nominating and Corporate Governance Committee may assume such other responsibilities as it deems necessary or appropriate in carrying out its purpose.  Nothing in this Charter shall be interpreted as diminishing or derogating from the responsibilities of the Board of Directors.

Pursuant to authority granted to it by the Board of Directors, the responsibilities of the Nominating and Corporate Governance Committee are as follows:
1.
The Nominating and Corporate Governance Committee shall consider and recruit candidates to fill positions on the Board of Directors (or a committee thereof), including vacancies resulting from the removal, resignation or retirement of any member of the Board of Directors (or a committee thereof), an increase in the size of the Board of Directors (or a committee thereof) or otherwise.  In considering potential candidates, the Nominating and Corporate Governance Committee shall discuss the specific experience, qualifications, attributes and skills that may lead it to the conclusion that such candidate should serve as a director or a committee member for the Company, in light of the Company’s then-existing business and structure.

2.
The Nominating and Corporate Governance Committee shall establish the criteria for evaluating (subject to Board of Directors approval of those qualifications) and evaluate the qualifications of individuals for election as members of the Board of Directors (or a committee thereof), which criteria shall include, at a minimum, the following:

(a)
to the extent required, compliance with the independence and other applicable requirements of the Listing Rules, the 1940 Act and the SEC, all other applicable laws, rules, regulations and listing standards and the criteria, policies and principles set forth in this Nominating and Corporate Governance Committee Charter; and

(b)
the ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills, and knowledge of the industry in which the Company operates.

In addition, the Nominating and Corporate Governance Committee may consider, with respect to an individual being considered for election or appointment as a member of the Board of Directors, whether the individual’s professional experience, education, skills and other individual qualities and attributes, including gender, race or national origin, would provide beneficial diversity of skills, experience or perspective to the Board of Directors’ membership and collective attributes. Such considerations will vary based on the Board of Directors’ existing membership and other factors, such as the strength of the individual’s overall qualifications relative to diversity considerations.
3.
The Nominating and Corporate Governance Committee shall recommend the director and committee member nominees for approval by the Board of Directors and, if applicable, election by the stockholders of the Company.

4.	The Nominating and Corporate Governance Committee shall consider stockholder recommendations for possible nominees for election as members of the Board of Directors.
5.
The Nominating and Corporate Governance Committee shall annually evaluate the qualifications and diversity of current members of the Board of Directors who are available for reelection in light of the characteristics of independence, age, skills, experience, availability of service to the Company and tenure of its members, and of the Board of Director’s anticipated needs.

6.
The Nominating and Corporate Governance Committee shall, upon a significant change in a member of the Board of Directors’ personal circumstances (including a change in principal occupation) or in the event a significant ongoing time commitment arises that may be inconsistent with a member of the Board of Director’s service to the Board of Directors, review, as appropriate, the continued membership of such member on the Board of Directors.

7.
The Nominating and Corporate Governance Committee shall report to the Board of Directors its conclusions with respect to the matters that the Nominating and Corporate Governance Committee has considered.

8.
The Nominating and Corporate Governance Committee may from time to time, in its discretion, review the size and composition of the Board of Directors as a whole and the size and composition of the Board of Directors’ committees and review and recommend any changes to the Board of Directors for its approval.

9.	The Nominating and Corporate Governance Committee shall establish and recommend to the Board of Directors guidelines for the removal of members of the Board of Directors.
10.
The Nominating and Corporate Governance Committee shall review the desirability of term limits for members of the Board of Directors and recommend to the Board of Directors policies in this regard from time to time.

11.
The Nominating and Corporate Governance Committee shall evaluate the leadership structure of the Board of Directors, including the responsibilities of the Board of Directors with respect to the Company’s management and whether the Chairman of the Board of Directors is an “interested person” of the Company, and shall evaluate whether such leadership structure is appropriate for the Company in light of the Company’s then-existing business and structure.  If the Chairman of the Board of Directors is an “interested person” of the Company, the Nominating and Corporate Governance Committee shall consider whether appointment of a lead independent director is appropriate and, if such lead independent director is appointed, establish the role of such director in the leadership of the Company.

12.
The Nominating and Corporate Governance Committee shall oversee the evaluation of the Board of Directors and executive officers of the Company.  In discharging this responsibility, the Nominating and Corporate Governance Committee shall solicit comments from all members of the Board of Directors and report annually to the Board of Directors on the results of such evaluation.

13.
The Nominating and Corporate Governance Committee shall review and reassess the adequacy of this Charter of the Nominating and Corporate Governance Committee annually and submit any proposed modifications to the Board of Directors for approval.

14.
The Nominating and Corporate Governance Committee shall conduct an annual evaluation of the Board of Directors and each committee thereof to determine whether each of them is functioning effectively, and submit a report to the full Board or Directors at the end of such evaluation.  The Nominating and Corporate Governance Committee shall discuss the annual evaluation with the full Board of Directors following the end of each fiscal year.

15.
The Nominating and Corporate Governance Committee shall monitor compliance with the Company’s Code of Conduct under the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations adopted thereunder from time to time, and the Listing Rules, as applicable, including reviewing with the Chief Compliance Officer of the Company the adequacy and effectiveness of the Company’s procedures to ensure proper compliance.  The Nominating and Corporate Governance Committee shall also recommend amendments to the Company’s Code of Conduct to the Board of Directors as the Nominating and Corporate Governance Committee may deem appropriate.

V.	Meetings
Subject to the Company’s bylaws or other organizational documents and resolutions of the Board of Directors, the Nominating and Corporate Governance Committee shall meet from time to time at the direction of its chairman, provided that the Nominating and Corporate Governance Committee shall not meet less frequently than annually, and is empowered to hold special meetings as circumstances require.  The chairman of the Nominating and Corporate Governance Committee or any two members of the Nominating and Corporate Governance Committee may fix the time and place of the Nominating and Corporate Governance Committee’s meetings unless the Board of Directors shall otherwise provide.  Members of the Nominating and Corporate Governance Committee may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating can hear each other at the same time.  Subject to the provisions of the 1940 Act, participation in a meeting by these means constitutes presence in person at the meeting.  Any action required or permitted to be taken at a meeting of the Nominating and Corporate Governance Committee may also be taken without a meeting if all members of the Nominating and Corporate Governance Committee consent thereto in writing.  The Nominating and Corporate Governance Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in the Company’s minute book.  The Nominating and Corporate Governance Committee may invite any member of the Board of Directors who is not a member of the Nominating and Corporate Governance Committee, management, counsel, representatives of service providers or other persons to attend meetings and provide information as the Nominating and Corporate Governance Committee, in its sole discretion, considers appropriate.
At least two of the members of the Nominating and Corporate Governance Committee shall be present at any meeting of the Nominating and Corporate Governance Committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of the Nominating and Corporate Governance Committee.  In the absence or disqualification of any member of the Nominating and Corporate Governance Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member, so long as such appointee is an Independent Director.
Approved: May 6, 2019

Appendix C
AG TWIN BROOK BDC, INC.
INDEPENDENT DIRECTORS COMMITTEE CHARTER

I.	Purpose
The Independent Directors Committee (the “Committee”) of AG Twin Brook BDC, Inc., a Delaware corporation (the “Company”), has been created by the board of directors of the Company (the “Board of Directors”) to (i) address conflict of interest matters, including but not limited to the approval, as applicable, of certain co-investment transactions as contemplated by the Company’s co-investment Exemptive Relief  (the “Exemptive Relief”) and (ii) undertake such other duties and responsibilities as may from time to time be delegated by the Board of Directors.

II.	Committee Membership
The Committee shall be comprised of the number of Independent Directors as the Board of Directors shall determine from time to time, such number not to be less than two.  The Committee shall be comprised solely of Independent Directors.  For purposes of this Independent Directors Committee Charter, “Independent Directors” are members of the Board of Directors who (i) are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), of the Company, and (ii) meet any other applicable requirements of the Securities and Exchange Commission (the “SEC”) and any other applicable laws, rules and regulations with respect to independence, as determined by the Board of Directors.  The Board of Directors shall designate the members of the Committee.  The Board of Directors shall have the power at any time to change the membership of the Committee, to fill all vacancies and to designate alternate members to replace any absent or disqualified members, so long as the Committee shall at all times have at least two members and be composed solely of Independent Directors.  The members of the Committee shall select their Chairman.

III.	Authority
In discharging its responsibilities, the Committee shall have authority to retain outside counsel or other consultants in the Committee’s sole discretion.  The Committee shall also have sole authority to approve the fees and other retention terms of such consultants and to terminate such consultants.  The Committee shall have the authority to create subcommittees with such powers as the Committee shall from time to time confer.

IV.	Responsibilities
The following are the general responsibilities of the Committee and are set forth only for its guidance.  The Committee may assume such other responsibilities as it deems necessary or appropriate in carrying out its purpose.  Nothing in this Independent Directors Committee Charter shall be interpreted as diminishing or derogating from the responsibilities of the Board of Directors.

Pursuant to authority granted to them by the Board of Directors, the responsibilities of the Committee are as follows:
1.
The Committee shall address conflict of interest matters, including but not limited to the approval, as applicable, of certain co-investment transactions conducted by the Company, as contemplated by the co-investment Exemptive Relief.  The Committee shall have particular responsibility for the conditions therein which relate to the Independent Directors of the Company.

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2.
The Committee shall review and approve the payment of reimbursements for those certain costs allocated to the Company under the administrative services agreements which require the approval of the Independent Directors, as applicable.

3.	The Committee shall review and reassess the adequacy of this Independent Directors Committee Charter annually and submit any proposed modifications to the Board of Directors for approval.

V.	Meetings
Subject to the Company’s By-Laws or other organizational documents and resolutions of the Board of Directors, the Committee shall meet from time to time at the direction of the Chairman, provided that the Committee shall not meet less frequently than annually, and is empowered to hold special meetings as circumstances require.  The Chairman of the Committee or any two members of the Committee may fix the time and place of the Committee’s meetings unless the Board of Directors shall otherwise provide.  Members of the Committee may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating can hear each other at the same time.  Subject to the provisions of the 1940 Act, participation in a meeting by these means constitutes presence in person at the meeting.  Any action required or permitted to be taken at a meeting of the Committee may also be taken without a meeting if all members of the Committee consent thereto in writing.  The Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in the Company’s minute books.  The Committee may invite any member of the Board of Directors who is not a member of the Committee, management, counsel, representatives of service providers or other persons to attend meetings and provide information as the Committee, in its sole discretion, consider appropriate.
At least two members of the Committee shall be present at any meeting of the Committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of the Committee.  In the absence or disqualification of any member of the Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member, so long as such appointee is an Independent Director.
Approved by Independent Director Committee: May 6, 2019

Approved by Board of Directors: May 6, 2019

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